                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Cell Pathways, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                              CELL PATHWAYS, INC.
                              702 ELECTRONIC DRIVE
                          HORSHAM, PENNSYLVANIA 19044

                                                                  April 22, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cell Pathways, Inc. which will be held on Wednesday, May 29, 2002 at 10:00 a.m. local time at the Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania.

     At this year's meeting, you will be asked to elect two directors to serve terms of three years each; to approve an amendment to the 1997 Non-Employee Directors' Stock Option Plan; and to consider and act upon such other business as may properly come before the meeting or any adjournment(s) of the meeting.

     The Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and 2001 Annual Report to Stockholders are included with this letter.

     Upon adjournment of the meeting, the directors and officers of the Company will be available to confer informally with stockholders.

     We hope that many of you will be with us. Whether or not you plan to attend, please sign, date and return your proxy promptly in the enclosed envelope.

                                          Sincerely yours,

                                          /s/ Robert J. Towarnicki
                                          Robert J. Towarnicki
                                          President and Chief Executive Officer
                                          Chairman of the Board of Directors

                              CELL PATHWAYS, INC.
                              702 ELECTRONIC DRIVE
                          HORSHAM, PENNSYLVANIA 19044

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 2002

To the Stockholders of Cell Pathways, Inc.:

     The 2002 Annual Meeting of Stockholders of Cell Pathways, Inc. will be held at the Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania on Wednesday, the 29th day of May at 10:00 a.m. local time, for the purpose of asking the stockholders to:

     1. Elect two directors for terms of three years each;

     2. Consider and act upon an amendment to the Cell Pathways, Inc. 1997 Non-Employee Directors' Stock Option Plan to increase the number of shares authorized for awards under the plan from 453,925 to 903,925 and to increase the size of the automatic non-discretionary awards of stock options pursuant to the plan; and

     3. Consider and act upon such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 1, 2002 will be entitled to vote at the meeting. The date of mailing of this Notice of Meeting and Proxy Statement is on or about April 22, 2002.

                                          By order of the Board of Directors

                                          Martha E. Manning
                                          Secretary
Horsham, Pennsylvania
April 22, 2002

                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

THE COMPANY'S 2001 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THE PROXY STATEMENT
                               AND FORM OF PROXY.

                              CELL PATHWAYS, INC.
                              702 ELECTRONIC DRIVE
                          HORSHAM, PENNSYLVANIA 19044

                                PROXY STATEMENT

SOLICITATION OF PROXY

     The enclosed proxy is solicited by the Board of Directors (the "Board") of Cell Pathways, Inc., (the "Company") for use at the 2002 Annual Meeting of Stockholders to be held on Wednesday, May 29, 2002 at 10:00 a.m. local time at the Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania, including any adjournment or rescheduling thereof (the "Annual Meeting"). A copy of the Notice of the Annual Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will take place on or about April 22, 2002.

     Whether or not you plan to attend the Annual Meeting, the Board respectfully requests the privilege of voting on your behalf and urges you to sign, date and return the enclosed proxy. By doing so you will, unless such proxy is subsequently revoked by you, authorize the persons named therein, or any of them, to act on your behalf at the Annual Meeting.

     Any stockholder who submits a proxy may revoke it by giving a written notice of revocation to the Secretary, or by submitting a duly executed proxy bearing a later date, at or before the Annual Meeting and before the proxy is voted.

MATTERS PROPOSED FOR VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING

     The following matters will be proposed to the stockholders at the Annual
Meeting:

     1. Election of two directors to serve for terms of three years each and until their respective successors are elected and qualified; and

     2. Approval of an amendment to the Cell Pathways, Inc. 1997 Non-Employee Directors' Stock Option Plan to increase the number of shares authorized for awards under the plan since its inception from 453,925 to 903,925 and to increase the size of the automatic non-discretionary awards of stock options pursuant to the plan.

SHARES OUTSTANDING; VOTING

     Shares represented by valid proxies in the accompanying form, and not revoked prior to exercise, will be voted in accordance with the instructions indicated thereon. If no contrary instruction is indicated, shares represented by such proxies will be voted FOR the election of the individuals herein nominated for directors, and FOR the approval of the amendment to the 1997 Non-Employee Directors' Stock Option Plan. The Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters. If a director nominee is unable to serve or for good cause will not serve, the proxies will be voted for such substitute nominee as the Board may propose; the Company has no reason to believe that this contingency may arise in connection with the Annual Meeting.

     Only holders of shares of the Common Stock of the Company (the "Common Stock") at the close of business on April 1, 2002, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On April 1, 2002, the outstanding stock of the Company entitled to vote consisted of 33,560,273 shares of Common Stock, with each such share entitled to one vote. Appearance at the Annual Meeting in person or by proxy of the holders of Common Stock entitled to cast 16,780,137 votes is required for a quorum. Shares represented by abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker "non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy. The following paragraphs set forth the vote of eligible shares required for each proposal, assuming the presence of a quorum.

     With respect to Proposal No. 1, directors will be elected by a plurality of the votes cast. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Abstentions will not negatively affect the election of candidates receiving the plurality of votes. Brokers who have not received voting instructions from beneficial owners by ten days prior to the Annual Meeting are permitted to vote the shares of such holders in their discretion, subject to any instructions subsequently given by such holders prior to the Annual Meeting.

     With respect to Proposal No. 2, the proposed amendment to the 1997 Non-Employee Directors' Stock Option Plan, action of stockholders will be taken by a majority of the votes cast, excluding abstentions. Abstentions will be treated as not voted and will not be counted as votes for or against such proposal. Brokers who have not received voting instructions from beneficial owners by ten days prior to the Annual Meeting are permitted to vote the shares of such holders in their discretion, subject to any instructions subsequently given by such holders prior to the Annual Meeting.

     If any additional matters should properly come before the Annual Meeting, then, except as otherwise provided by law or by the Certificate of Incorporation or Bylaws of the Company with respect to particular types of matters, action of the stockholders would be taken by a majority of the votes cast at the Annual Meeting, excluding abstentions which would not be counted as votes for or against.

     Your vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card (or voting instruction sheet for your broker or other nominee), whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or other nominee, you must secure a proxy card from the broker or other nominee assigning voting rights to you for your shares.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS: FUTURE HOUSEHOLDING OF MAILINGS TO STOCKHOLDERS WHO SHARE THE SAME RESIDENTIAL ADDRESS AND HOLD THEIR STOCK IN STREET NAME

     In December 2000, the Securities and Exchange Commission enacted rules allowing multiple stockholders residing at the same address the convenience of receiving a single copy of proxy and information statements, annual reports and prospectuses if they consent to do so. This is known as "householding." Individual companies may seek the consent of their stockholders to householding. Brokers and banks maintaining accounts for stockholders may also seek consent to householding. The process of householding allows companies, brokers and banks to reduce the number of copies of materials which must be printed and mailed; this saves printing and mailing costs and reduces the mailbox congestion which results from multiple copies of the same material. Under householding, each stockholder continues to receive a separate proxy card or, in the case of securities held in street name accounts, a separate voting instruction form.

     Most CPI stock is held in street name accounts, i.e., by brokers or banks or other intermediaries who maintain accounts for their clients. This year ADP, the agent for most of the brokers and banks who maintain accounts for CPI stockholders, is soliciting CPI stockholder consent to future householding. CPI consents to this future householding. It is expected to result in convenience to stockholders and cost savings to CPI and the intermediaries.

     If you hold your CPI stock in street name, and if your broker or other intermediary uses ADP as its agent, and if you have not previously consented directly or indirectly that ADP household materials for the companies whose stock you beneficially own through your street name account, you will receive with this year's CPI Proxy Statement and Annual Report a separate notice explaining householding. The ADP Voting Instruction Form enclosed with these materials contains a section in which you can indicate your consent to, or objection to, future householding of CPI mailings. If you do not indicate objection to householding by either checking "Against" on the Voting Instruction Form or calling the number listed on the Voting

Instruction Form, you will be deemed to have given your implied consent to future householding, and householding for your account will start 60 days after the date of the ADP mailing of this year's materials to you. Affirmative or implied consent to householding remains in effect until you revoke it by calling the telephone number supplied in the householding election section of the Voting Instruction Form. If you revoke the householding election, you will begin receiving individual copies within 30 days after the revocation.

     If you are in a householding group for your street name account and would like, nonetheless, to receive a separate copy of our Proxy Statement and/or Annual Report, please write to us at 702 Electronic Drive, Horsham PA 19044,
Attention: Investor Relations, or call us at 215-706-3839, and we will send you a copy. If you are in a householding group for your street name account and, in the future, would like to stop householding for your street name account -- or if you initially objected to householding but later decide to consent to householding -- please call the number provided to you on the ADP Voting Instruction Form.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Board is divided into three classes, Class I, Class II and Class III. Each class consists as nearly as may be possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The terms of the Class I directors expire at the Annual Meeting and their successors are to be elected at the Annual Meeting for three-year terms expiring at the annual meeting of 2005. The terms of the Class II and Class III directors expire at the annual meetings in 2003 and 2004, respectively.

     The nominees for election as Class I directors of the Company are D. Bruce Burlington, M.D. and Paul J. Duggan.

     The following information is provided for the two nominees proposed to be elected as Class I directors, and also for the continuing Class II and Class III directors. All of such nominees and Class I and Class II directors were elected by the Company's stockholders, except for Mr. Duggan who was elected by the Board as a Class I director in May 2001 for a term expiring at the 2002 Annual Meeting and Dr. Burlington who was elected by the Board in February 2002 for a term expiring at the 2002 Annual Meeting.

                                                  DIRECTOR
NAME                                        AGE    SINCE            POSITION WITH THE COMPANY
----                                        ---   --------          -------------------------
NOMINEES FOR CLASS I DIRECTORS
  D. Bruce Burlington, M.D................  54      2002     Director
  Paul J. Duggan..........................  51      2001     Director
CONTINUING CLASS II DIRECTORS
  William A. Boeger(1,2)..................  52      1992     Director
  Louis M. Weiner, M.D....................  50      1998     Director
CONTINUING CLASS III DIRECTORS
  Judith A. Hemberger, Ph.D.(1,2).........  54      1998     Director
  Rifat Pamukcu, M.D......................  44      2000     Director; Executive Vice President,
                                                             Research and Development and Chief
                                                               Scientific Officer of the Company
  Robert J. Towarnicki....................  50      1996     Chairman of the Board of Directors;
                                                               President and Chief Executive Officer
                                                               of the Company

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation and Stock Option Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board unanimously recommends a vote FOR election of the nominees for Class I directors.

THE BOARD OF DIRECTORS

     William A. Boeger, 52, has served as a director of the Company since December 1992 and as Chairman of the Board from September 1996 to May 2000. Mr. Boeger is Chief Executive Officer and a director of Chronix Biomedical, Inc. Since 1986 he has been Managing General Partner of Quest Ventures, a venture capital company that he founded. From 1994 to 1999, he served as President and Chief Executive Officer of Calypte Biomedical Corporation; he served as Chairman of the board of Calypte Biomedical Corporation from 1993 to 1999. From 1980 to 1986, Mr. Boeger was employed by Continental Capital Ventures, a venture capital fund focused on early stage technology companies, where he attained the position of General Partner.

     D. Bruce Burlington, M.D., 54, has served as director since February 2002. Dr. Burlington is Senior Vice President for Global Regulatory Affairs and Compliance at Wyeth Pharmaceuticals. From 1981 to 1999, Dr. Burlington held positions with the United States Food and Drug Administration, serving in 1992-93 as Deputy Director (Medical Affairs) of the Center for Drug Evaluation and Research and in 1993-99 as Director of the Center for Devices and Radiological Health. He graduated from the Medical School of

Louisiana State University in 1975 and is board certified in internal medicine and infectious diseases. He served as Instructor, Emergency Medicine, University of Colorado Health Sciences Center from 1979 to 1981, Preceptor, Emergency Medicine, Arlington Hospital, Georgetown University from 1982 to 1999, and was on the Board of Directors of the National Patient Safety Foundation from 1998 to 1999.

     Paul J. Duggan, 51, has served as director since May 2001. Mr. Duggan is Chief Executive Officer of Jackson Boulevard Capital Management, Ltd., a firm he founded in 1993. From 1975 until 1999, Mr. Duggan was President of Duggan and Associates, Ltd., a firm which worked in the area of technology transfer and business valuations. He has recently served on the board of directors of Marinette Marine Corporation, PS Financial Corporation and Damen National Bancorporation. Mr. Duggan was also managing general partner of Jackson Boulevard Ventures, L. P., a venture fund he operated until it closed in 2001.

     Judith A. Hemberger, Ph.D., 54, has served as a director of the Company since June 1998. She is Executive Vice President and Chief Operating Officer of Pharmion Corporation. From 1998 to 1999, she served as Senior Vice President, Business and Planning, Avax Technologies, Inc. From 1979 to 1997, she served with Marion Merrell Dow Inc., most recently as Senior Vice President, Global Regulatory Affairs (1995-1997), and Vice President, Global Medical Affairs and Commercial Development (1994-1995). She is a member of the board of directors of Pharmion Corporation. Dr. Hemberger received a Ph.D. in Pharmacology from the University of Missouri- Kansas City in 1975 and an MBA from Rockhurst College.

     Rifat Pamukcu, M.D., 44, has served as a director of the Company since September 2000, as Executive Vice President since July 2000, as Senior Vice President from 1997 to July 2000 and as Chief Scientific Officer since 1993. Dr. Pamukcu is a co-founder of the Company. Prior to joining the Company full time in 1993, from 1989 to March 1993, he was Assistant Professor of Medicine at the University of Cincinnati and co-chair of the Company's scientific advisory board. He continued as an Adjunct Assistant Professor of Medicine at the University of Cincinnati from 1993 to 1995. He was a postdoctoral fellow from 1986 to 1989 in the Division of Gastroenterology at the University of Chicago. Dr. Pamukcu received a B.A. in Biology from Johns Hopkins University in 1979 and an M.D. degree from the University of Wisconsin School of Medicine in 1983.

     Robert J. Towarnicki, 50, has served as a director of the Company and Chief Executive Officer since October 1996, as Chairman of the Board since May 2000 and as President of the Company since January 1998. Prior to joining the Company, from 1992 to 1996, he served as President, Chief Operating Officer, a director and most recently as Executive Vice President of Integra LifeSciences Corporation, which is the publicly-held parent firm for a group of biotechnology and medical device companies including Collatech, Inc., ABS LifeSciences Inc., Telios Pharmaceuticals, Inc. and Vitaphore Corporation. From 1991 to 1992, he served as Founder, President and Chief Executive Officer of MediRel, Inc. From 1989 to 1991, he was General Manager of Focus/MRL, Inc., from 1985 to 1989, he was Vice President of Development and Operations for Collagen Corporation, and from 1974 to 1985, he held a variety of operations management positions at Pfizer, Inc. and Merck & Co., Inc.

     Louis M. Weiner, M.D., 50, has served as a director of the Company and as a member of the Company's scientific advisory board since the latter part of 1998. He has served as the Chairman of the Department of Medical Oncology, Division of Medical Science at Fox Chase Cancer Center since 1994 and has been on staff at Fox Chase Cancer Center since 1984. Since 1995, Dr. Weiner has been a Professor in the Department of Medicine, Temple University School of Medicine. Since 1995, he has chaired the Biologic Response Modifiers Committee of the Eastern Cooperative Oncology Group.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2001, the Board held eight full Board meetings and eight committee meetings. All directors attended at least 75% of the meetings of the Board and of the committees of which they were members, with the exception of Dr. Hemberger who attended 73% of the meetings of the Board and of the committees of which she is a member. The Board has standing audit and compensation committees. The Board does not have a standing nominating committee; nominees for director are selected by the Board, all but two of whose members are outside directors.

     The Compensation and Stock Option Committee of the Board determines the salaries and bonuses of the principal executive officers of the Company and administers the 1997 Equity Incentive Plan. This committee met three times in 2001. The Compensation and Stock Option Committee during part or all of 2001 consisted of directors Boeger, John J. Gibbons (who retired from the Board on March 31, 2001), Hemberger and Bruce R. Ross (who retired from the Board on May 30, 2001). See "Compensation Committee Report."

     The Audit Committee of the Board assists the Board in the discharge of its responsibility for oversight of the Company's financial function, including accounting, auditing, financial reporting, internal controls, internal audit, investment and risk management. The Audit Committee selects and evaluates the Company's outside auditors, confers with the auditors with respect to the scope and results of the annual audit and other matters affecting the audit, reviews with the auditors and Company personnel the financial statements and matters pertaining to the internal accounting function, and, in general, acts as the delegate of the Board with respect to relations with the independent auditors. See "Audit Committee Report." The Board has adopted a written charter for the Audit Committee, a copy of which was appended as Appendix A to the 2001 Proxy Statement.

     The Audit Committee met five times during 2001. The Audit Committee consists of directors Boeger, Thomas M. Gibson (retiring in May 2002) and Hemberger, each of whom is independent as defined in Rule 4200 of the marketplace rules of the National Association of Securities Dealers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No director who served as a member of the Compensation and Stock Option Committee during 2001 is a current or former officer or employee of the Company. The following directors served on the Compensation and Stock Option Committee for at least part of 2001: Boeger, Gibbons, Hemberger and Ross. Mr. Gibbons served as Chief Executive Officer of Tseng Labs, Inc. up to the time the Company acquired Tseng Labs, Inc. in November 1998, but did not serve as an officer or employee of the Company or any subsidiary thereafter.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors are compensated for service on the Board pursuant to the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") discussed below. Commencing in 2002, the non-employee directors also receive meeting attendance fees as follows: $1,500 for each in person Board meeting attended; $750 for each telephone Board meeting attended; and $1,000 for each Board committee membership, provided that such director attends at least 75% of the meetings of such Board committee each year. Directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings. Directors who are employees of the Company do not receive separate compensation for their services as directors.

     The Directors' Plan was adopted by the Board on October 14, 1997 and approved by the Company's stockholders shortly thereafter. The Directors' Plan provides for the automatic non-discretionary grant of options to purchase shares of Common Stock to non-employee directors of the Company. The Directors' Plan is administered by the Board, unless the Board delegates administration to a committee.

     Under the Directors' Plan, each person who is elected for the first time as a non-employee director is automatically granted an option to purchase 18,157 shares of Common Stock (the "Inaugural Grant"). In addition, on the date of each annual stockholder meeting, each non-employee director who has served at least one full year as a director is automatically granted an option to purchase 5,447 shares of Common Stock (the "Anniversary Grant"). The stockholders are being asked at the Annual Meeting to approve an amendment to the Directors' Plan which would increase the Inaugural Grant of options to 50,000 shares, increase the Anniversary Grant of options to 10,000 shares and provide a one-time grant of options for 31,843 shares to each current non-employee director who continues to serve beyond the Annual Meeting. Options awarded in an Inaugural Grant under the Directors' Plan vest in three equal annual installments. The one-time grant of options for 31,843, if approved by the stockholders, will also vest in three equal annual installments. Options awarded in an Anniversary Grant under the Directors' Plan vest in full on the first anniversary of the date of the grant. The vesting of options under the Directors' Plan is conditioned on the continued service of the recipient as a director, employee or consultant of the Company or any affiliate of the Company through the respective vesting dates.

     The exercise price of the options granted under the Directors' Plan is equal to the fair market value of the Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of 10 years from the date it was granted. In the event of certain changes of control, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such change of control.

     At the time Dr. Weiner agreed to become a member of the Board, he also agreed to become a member of the Company's scientific advisory board. In the latter capacity, Dr. Weiner received in 1998 a stock option, vesting over three years, to acquire 13,750 shares of Common Stock at $6.60 per share, and is compensated at the rate of $4,000 per quarter. In 2001 he also received as a member of the scientific advisory board a stock option, vesting upon grant, to acquire 2,000 shares of Common stock at $7.49 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 2002 as to each person who owns more than five percent of the outstanding Common Stock, each director, each of the five most highly compensated executive officers during 2001, and all directors and such executive officers as a group. For purposes of calculating beneficial ownership, such persons are deemed to own shares subject to options or warrants that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

                                                                 AMOUNT AND NATURE
BENEFICIAL OWNER AND ADDRESS(1)                               OF BENEFICIAL OWNERSHIP    PERCENT
-------------------------------                               -----------------------    -------
Morgan Stanley Dean Witter & Co.(2).........................         3,601,040            11.1%
  1585 Broadway
  New York, NY 10036
DIRECTOR OR EXECUTIVE OFFICER
------------------------------------------------------------
Robert E. Bellet(3).........................................            75,500               *
William A. Boeger(4)........................................            65,726               *
D. Bruce Burlington.........................................                --               *
Paul J. Duggan(5)...........................................         1,275,762            4.02%
Thomas M. Gibson(6).........................................            86,778               *
Lloyd G. Glenn(7)...........................................           103,882               *
Brian J. Hayden(8)..........................................           108,880               *
Judith A. Hemberger, Ph.D.(9)...............................            30,786               *
Martha E. Manning(10).......................................            70,282               *
Rifat Pamukcu, M.D.(11).....................................           488,620            1.56%
Robert J. Towarnicki(12)....................................           453,535            1.44%
Louis M. Weiner, M.D.(13)...................................            39,354               *
                                                                     ---------            ----
All executive officers and directors (12 persons)(14).......         2,799,105            8.57%

---------------
  *  Indicates beneficial ownership of less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders, including, in particular, reports filed on Form 13G, Form 4 and Form 5 with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,170,166 shares of the Common Stock outstanding as of March 1, 2002, adjusted as required by the rules promulgated by the Securities and Exchange Commission. The address of the directors and executive officers is 702 Electronic Drive, Horsham, PA 19044.

 (2) Represents shares held by funds managed by Morgan Stanley Dean Witter & Co. and its affiliates. Voting and dispositive power is shared. Includes warrants to purchase 1,282,500 shares of Common Stock at $12 per share.

 (3) Includes 10,000 shares of restricted stock subject to forfeiture and options to purchase 65,500 shares.

 (4) Includes 33,938 shares and options to purchase 21,788 shares owned of record by Mr. Boeger. Also includes 5,940 shares owned of record by Quest Ventures II and 4,060 shares owned of record by Quest Ventures International; Mr. Boeger is a managing general partner of Quest Ventures and may be deemed to share voting and investment power with respect to such shares; Mr. Boeger disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (5) Includes 222,782 shares and warrants to purchase 131,000 shares owned by funds managed by Jackson Boulevard Capital Management, Ltd., of which Mr. Duggan is sole stockholder, and 481,887 shares and warrants to purchase 427,095 shares owned by Jackson Boulevard Partners, of which Mr. Duggan is a general partner. Mr. Duggan disclaims beneficial ownership of such shares and warrants except to the extent of his pecuniary interest therein.

 (6) Includes options to purchase 21,788 shares beneficially owned by Thomas M. Gibson and 44,990 shares in the Thomas M. Gibson Trust established by Thomas M. Gibson.

 (7) Includes options to purchase 97,700 shares.

 (8) Represents options to purchase 108,880 shares.

 (9) Includes 635 shares owned jointly with Dr. Hemberger's mother, and options to purchase 22,999 shares of Common Stock.

(10) Includes options to purchase 70,000 shares.

(11) Includes options to purchase 213,287 shares.

(12) Includes options to purchase 271,500 shares. Also includes 3,678 shares beneficially owned by Mr. Towarnicki's son, 3,678 shares owned by Mr. Towarnicki's daughter, and 43,750 shares in a limited partnership in which Mr. Towarnicki's son and daughter have a limited interest, with respect to all of which shares Mr. Towarnicki disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(13) Represents options to purchase 39,354 shares.

(14) Includes options to purchase shares, as well as shares as to which directors and executive officers of the Company disclaim beneficial ownership. See Notes 4 through 13 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and written representations furnished to the Company, the Company believes that all directors and executive officers of the Company filed in timely fashion all reports of beneficial ownership of Common Stock required to be filed by Section 16(a) of the Securities and Exchange Act of 1934.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND EXECUTIVE OFFICERS OF THE
COMPANY

     The following Summary Compensation Table provides the annual and long-term compensation for the fiscal years ended December 31, 2001, 2000 and 1999 awarded or paid to, or earned by, the five most highly compensated executive officers during 2001, including the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                              ANNUAL COMPENSATION                 -----------------------
                                -----------------------------------------------   RESTRICTED   SECURITIES
                                FISCAL                           OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)   COMPENSATION($)    AWARD(S)     OPTIONS     COMPENSATION($)
---------------------------     ------   ---------   --------   ---------------   ----------   ----------   ---------------
Robert J. Towarnicki..........   2001     274,200    100,000            --              --      100,000             --
  Chairman; Chief Executive      2000     273,000         --            --              --      225,000          7,500(1)
  Officer; President             1999     260,000     75,000            --              --           --             --
Rifat Pamukcu, M.D............   2001     205,950     75,000            --              --       75,000             --
  Chief Scientific Officer;      2000     204,750         --            --              --      175,000          7,500(1)
  Executive Vice President --    1999     195,000     52,500            --              --           --             --
  Research and Development
Robert E. Bellet, M.D.........   2001     190,900     60,916        59,450(2)       74,900(3)    50,000             --
  Senior Vice President --       2000      88,545(4)  10,000            --              --      175,000             --
  Clinical and Regulatory        1999          --         --            --              --           --             --
  Affairs
Martha E. Manning, Esq........   2001     191,200     57,360            --              --       50,000             --
  Senior Vice President --       2000      47,500(5)  25,000            --              --      200,000             --
  General Counsel and            1999          --         --            --              --           --             --
  Secretary
Brian J. Hayden...............   2001     179,700     53,910            --              --       50,000             --
  Chief Financial Officer;       2000     178,500         --            --              --      125,000         11,546(6)
  Vice President -- Finance;     1999     170,000     33,750            --              --           --             --
  Treasurer
Lloyd G. Glenn................   2001     176,200     35,240            --              --       50,000             --
  Vice President -- Sales and    2000     175,000     20,000            --              --      150,000             --
  Marketing                      1999     154,380     29,000            --              --           --         25,000(7)

---------------
(1) Represents financial planning services.

(2) Represents reimbursement made to Dr. Bellet for income taxes in respect of 10,000 shares of restricted Common Stock awarded to Dr. Bellet and the income taxes in respect of such reimbursement.

(3) Represents, at the fair market value of $7.49/share, the award of 10,000 restricted shares. The value of these shares at December 31, 2001, based on a closing price of $6.96/share on that date, was $69,600. These shares vest upon the earlier of the first FDA approval of any New Drug Application of the Company's drug candidates or five years from the date of grant.

(4) Robert E. Bellet, M.D. began serving as Senior Vice President, Clinical and Regulatory Affairs, in July 2000 at an annual salary of $190,000.

(5) Martha E. Manning, Esq. began serving as Senior Vice President, General Counsel and Secretary in October 2000 at an annual salary of $190,000.

(6) Represents financial planning services and relocation expenses.

(7) Represents relocation expenses.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

     In October 1996, the Company entered into an employment agreement with Robert J. Towarnicki providing for initial annual compensation of $175,000 and up to $35,000 as an annual bonus, certain relocation expenses and a severance payment equal to six months of salary.

     In February 1993, the Company entered into an employment agreement with Rifat Pamukcu, M.D. providing for initial annual compensation of $110,000 and up to $30,000 as an annual bonus, certain relocation expenses and a severance payment equal to nine months of salary in the event of involuntary termination or termination by Dr. Pamukcu for good reason.

     In November 1997, the Company entered into an employment agreement with Brian J. Hayden providing for initial annual compensation of $155,000 and up to 20% of base compensation as an annual bonus, an option to purchase 90,785 shares of Common Stock at $4.75 per share subject to a four year vesting schedule and a severance payment equal to six months of salary and twelve months of health care premiums in the event of termination without cause.

     In July 2000, the Company entered into an employment agreement with Robert
E. Bellet, M.D. providing for initial annual compensation of $190,000 and up to 30% of base compensation as an annual bonus, an option to purchase 75,000 shares of Common Stock at $27.297 per share subject to vesting at a rate of 24% on the first anniversary of the grant and 2% of the grant per month thereafter, and a severance payment equal to six months of salary and eighteen months of healthcare premiums in the event of termination without cause.

     In October 2000, the Company entered into an employment agreement with Martha E. Manning, Esq. providing for initial annual compensation of $190,000 and up to 30% of base compensation as an annual bonus with a guaranteed minimum bonus of $25,000 for 2000, an option to purchase 100,000 shares of Common Stock at $8.125 per share subject to vesting at a rate of 2% of the grant monthly over a fifty month period, and a severance payment equal to one year's salary and eighteen months of healthcare premiums in the event of termination without cause.

     In November 2000, the Company entered into an employment agreement with Lloyd G. Glenn providing for initial annual compensation of $175,000 and such annual bonus as may be awarded, and a severance payment equal to six months of salary and eighteen months of health care premiums in the event of termination without cause.

     The Company has entered into Change in Control Agreements with Messrs. Towarnicki, Hayden and Glenn, Drs. Pamukcu and Bellet and Ms. Manning. These Agreements provide that if within two years following a "change in control" of the Company either the executive's employment with the Company is terminated by the Company for any reason other than the executive's death, disability or for "cause," or the executive resigns for "good reason," the Company will make a lump sum severance payment to the executive. The lump sum will be equal to two times (three times in the case of Mr. Towarnicki) base salary, annual bonus and matching contribution under the Company's 401(k) plan (and any supplemental defined contribution plan), plus the after-tax cost of continuing the Company's medical and dental coverage in effect for two years (three years in the case of Mr. Towarnicki). Any stock option or restricted stock which is not already vested and exercisable pursuant to the terms of the applicable plan will become fully vested and exercisable as of the date of the executive's termination and will remain exercisable until the later of the end of the post-termination exercise period provided under the applicable option agreement or one year after executive's termination date, but not longer than the expiration of the option term. Each executive will receive outplacement assistance services for a period of 12 months at a cost not to exceed $10,000.

     Generally, and as more fully defined in the agreements, a "change in control" means any of the following circumstances: (i) the acquisition of beneficial ownership of 20% or more of the Company's voting securities by any person, entity or group (with certain exceptions, including the consent of the Company); (ii) during any two-year period the persons serving as directors of the Company on the date of the agreement, together with replacements or additions subsequently approved by two-thirds of the board, cease to make up at least a majority of the board of directors; (iii) a merger, consolidation or reorganization in which the stockholders of the Company prior to the merger wind up owning less than 50% of the voting power of the surviving corporation or in which a person, entity or group (with certain exceptions, including the consent of the Company) becomes the beneficial owner of 20% or more of the voting power of the surviving corporation; or (iv) the liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company. The agreements also provide that if any benefit to the executive would constitute an excess parachute payment within the meaning of
Section 280G of the Internal Revenue Code, the Company will make additional payments to place the executive in the same after-tax position (with de minimis exceptions) as if no such excise tax had been imposed.

STOCK OPTION GRANTS TO AND EXERCISES BY EXECUTIVE OFFICERS

     The Company grants options to its executive officers and employees under its 1997 Equity Incentive Plan (the "Plan"), as amended. As of March 1, 2002, options to purchase a total of 3,518,702 shares of Common Stock were outstanding under the Plan and options to purchase 1,419,729 shares of Common Stock remained available for grant thereunder. The following tables show for the fiscal year ended December 31, 2001 certain information regarding options granted to, exercised by and held at such dates by the five most highly compensated executive officers in 2001, including the Chief Executive Officer.

                             OPTION GRANTS IN 2001

                                                                                       POTENTIAL REALIZABLE VALUE
                                              PERCENT OF                               AT ASSUMED ANNUAL RATES OF
                                             TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                                NUMBER OF     GRANTED TO     EXERCISE                        OPTION TERM(2)
                                 OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   -----------------------------
NAME                            GRANTED(1)    FISCAL YEAR    ($/SHARE)    DATE(1)          5%              10%
----                            ----------   -------------   ---------   ----------   -------------   -------------
Robert J. Towarnicki..........   100,000         13.0%         $7.49      12/14/11     $1,220,042      $1,942,713
Rifat Pamukcu, M.D. ..........    75,000          9.8           7.49      12/14/11        915,032       1,457,035
Robert E. Bellet, M.D. .......    50,000          6.5           7.49      12/14/11        610,021         971,357
Martha E. Manning, Esq. ......    50,000          6.5           7.49      12/14/11        610,021         971,357
Brian J. Hayden...............    50,000          6.5           7.49      12/14/11        610,021         971,357
Lloyd G. Glenn................    50,000          6.5           7.49      12/14/11        610,021         971,357

---------------
(1) Options granted pursuant to the Plan expire ten years after the date of grant. The options granted in 2001 vest at a rate of 24% on the first anniversary and 2% per month thereafter.

(2) The "potential realizable value" is calculated assuming that the fair market value of the Common Stock, on the date of the grant, appreciates at the indicated annual rate compounded annually for the entire term of the option. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future increases in the price of Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                   NUMBER OF          VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                  SHARES                      AT DECEMBER 31, 2001    AT DECEMBER 31, 2001
                                 ACQUIRED         VALUE           EXERCISABLE/            EXERCISABLE/
NAME                            ON EXERCISE     REALIZED        UNEXERCISABLE(1)        UNEXERCISABLE(2)
----                            -----------    -----------    --------------------    --------------------
Robert J. Towarnicki..........      --             $--          253,500/291,500       $   436,764/$233,836
Rifat Pamukcu, M.D. ..........      --              --          199,287/215,713           561,636/ 173,114
Robert E. Bellet, M.D. .......      --              --           51,500/173,500            39,182/ 111,518
Martha E. Manning, Esq. ......      --              --           54,000/196,000            39,182/ 111,518
Brian J. Hayden...............      --              --           98,879/146,906           136,731/ 114,904
Lloyd G. Glenn................      --              --           85,700/164,300            52,682/ 116,018

---------------
(1) To date, all options have been granted at exercise prices equal to the fair market value per share of Common Stock, as determined by the Board; the closing price of the Common Stock at December 31, 2001 was $6.96 per share.

(2) This value is calculated in accordance with the rules of the Securities and Exchange Commission and does not represent value realized by the optionee.

                         COMPENSATION COMMITTEE REPORT

     The Compensation and Stock Option Committee of the Board (the "Compensation Committee") determines the compensation of the Company's executive officers. Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee furnishes the following report on executive compensation.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program seeks to accomplish several major goals:

     - To align the interests of executive officers with the long-term interests of stockholders through participation in the Company's long-term, equity based incentive compensation programs, principally stock options.

     - To motivate executives to achieve key business objectives and to reward them when such objectives are met.

     - To recruit and retain highly qualified executive officers by offering compensation that is competitive with that offered for comparable positions in comparable development stage biotechnology and pharmaceutical companies.

     In reviewing the compensation packages for each executive officer, the Compensation Committee reviewed information from published surveys and data provided by corporate advisors. Factors that are considered in determining salary, incentive awards and stock options include, but are not limited to: company size; stage of development; and geographic location. The Company competes for executive talent with biotechnology and pharmaceutical companies in the Philadelphia region; the compensation package paid by such companies is a factor in attracting and retaining executive talent.

BASE SALARY

     Base salary represents the fixed component of the executive compensation program. Base salaries of the chief executive officer and the Company's other executive officers are determined by reviewing comparable market base salary compensation, individual performance, relevant experience and demonstrated capabilities in meeting the requirements of the position. The chief executive officer's base salary is determined by the

Compensation Committee's evaluation of his attainment of stated overall goals and targets for the Company and his individual contribution and performance.

LONG TERM INCENTIVES

     Stock option awards within the approved Company plans are designed to align the long-term interest of the Company's executives with those of its stockholders. Stock options are used as a mechanism to attract executives to the Company and to be competitive with other biotechnology companies in the region. We believe that equity based compensation, the value of which cannot be realized immediately and depends upon the future market value of the Company's stock, provides the continuing incentive to executives to foster the Company's success and aligns the interests of the executives with the interests of the stockholders. We consider corporate performance, future corporate objectives and individual accomplishments when awarding long term incentives to executives.

CASH BONUSES

     The Compensation Committee believes that discretionary cash bonuses are important to motivate and reward executive officers. Cash bonuses are typically based on significant achievements and may be awarded to executives based on attainment of Company-wide and individual goals and objectives. In certain cases a guaranteed bonus for the first year or two may be awarded in recruiting new executives to the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Towarnicki's base salary of $273,000 for 2001 was unchanged from 2000. The Compensation Committee has approved a base salary for 2002 of $329,040 that places Mr. Towarnicki closer to the average base wages as reflected in the industry survey data reviewed by the Committee. The Committee also awarded a $100,000 cash bonus to Mr. Towarnicki for accomplishments in 2001. Options to purchase 100,000 shares of Common Stock were granted in December 2001, vesting 24% on the first anniversary of the grant and 2% per month thereafter.

     The Compensation Committee noted the following accomplishments during 2001:

     - Initiation of Phase II clinical trials of CP461 in three cancer indications.

     - Initiation of a Phase III clinical trial of Aptosyn(TM) (exisulind) in combination with Taxotere(R) (docetaxel) for the second line treatment of non small cell lung cancer.

     - An additional clinical collaboration, adding Bristol-Myers Squibb to the list that includes Aventis Pharmaceuticals, Eli Lilly and Company, GlaxoSmithKline, and Roche Laboratories, Inc.

     - Continued productivity of the R&D Group noting:

      - the selection of six New Chemical Entities (NCE's) for further development as pre-clinical candidates

      - expansion of the intellectual property estate to include 140 patents issued or allowed and 144 patent applications pending

      - Publications in leading peer reviewed journals and presentations at major meetings including: American Association of Cancer Research
        (AACR), American Society of Clinical Oncologists (ASCO), and Digestive Disease Week (DDW).

     - Development of a sales and marketing organization that increased total prescriptions of Nilandron(R) (nilutamide) 41% in covered territories and provided the infrastructure to accomplish the in-licensing of Gelclair(TM) Concentrated Oral Gel in January 2002.

                                          Compensation and Stock Option
                                          Committee

                                          William A. Boeger
                                          Judith A. Hemberger, Ph.D.

INDEBTEDNESS OF MANAGEMENT

     Since January 1, 2001, none of the Company's directors, executive officers, nominees for election as directors or certain relatives of associates of such persons has been indebted to the Company in an aggregate amount in excess of $60,000 except as follows. During 2000 and 2001, the Company made loans for terms of five years to each of Robert J. Towarnicki, Chairman, President and Chief Executive Officer, and Brian J. Hayden, Vice President, Finance, Chief Financial Officer and Treasurer, in order that they would not be required to sell shares of Common Stock which had been pledged as collateral to secure indebtedness to third parties and, in the case of Mr. Hayden, for the additional purpose of relocation. The largest aggregate indebtedness during 2001, and the indebtedness as of March 31, 2002, was $446,000 plus interest for a total of $472,471 in the case of Mr. Towarnicki and $442,954 plus interest for a total of $485,077 in the case of Mr. Hayden. The loans are evidenced by promissory notes bearing 6% annual interest; principal and interest of each note are to be paid in a lump sum when that note is due; each borrower has executed a second mortgage on his residential property in favor of the Company to secure his indebtedness.

                      COMMON STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock from the commencement of public trading on November 4, 1998 through December 31, 2001 with the cumulative total return of the Nasdaq Stock
Market -- U.S. Index and the Nasdaq Pharmaceuticals Index. The graph assumes a $100 investment made at the beginning of the period and reinvestment of all dividends. The comparisons depicted in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Stock.
[Graph]

                                                        NASDAQ US            NASDAQ PHARMACEUTICALS               CLPA
                                                        ---------            ----------------------               ----
11/4/98                                                  100.00                      100.00                      100.00
12/31/98                                                 121.00                      119.90                      134.40
3/31/99                                                  135.60                      131.50                       45.40
6/30/99                                                  148.40                      134.20                       70.60
9/30/99                                                  152.10                      154.40                       58.80
12/31/99                                                 224.80                      226.10                       56.50
3/31/00                                                  252.30                      277.40                      209.90
6/30/00                                                  219.40                      308.30                      143.50
9/30/00                                                  201.90                      338.50                       49.60
12/31/00                                                 135.20                      282.10                       29.00
3/31/01                                                  100.90                      208.90                       25.00
6/30/01                                                  118.90                      259.50                       38.70
9/30/01                                                   82.50                      209.20                       20.10
12/31/01                                                 107.30                      240.40                       42.50

                             AUDIT COMMITTEE REPORT

     Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with the auditors, with and without management present. The Audit Committee has discussed with the independent auditors, Arthur Andersen LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Arthur Andersen LLP their independence.

     Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     Audit Fees. The aggregate fees billed or incurred by Arthur Andersen LLP for professional services rendered to the Company for the 2001 audit and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q totaled $62,000.

     Financial Information Systems Design and Implementation Fees. The Company did not engage Arthur Andersen LLP during 2001 to provide professional services with respect to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

     All Other Fees. The aggregate fees billed by Arthur Andersen LLP for all other services rendered during 2001, including tax-related services, and fees in connection with review of the Company's registration statement on Form S-3 totaled $45,425.

     The Audit Committee has considered whether the provision by Arthur Andersen LLP of professional services not related to the audit of the financial statements referred to above and not related to the reviews of the interim financial statements referred to above is compatible with maintaining the independence of Arthur Andersen LLP, and has determined it to be so.

                                          Audit Committee of the Board of
                                          Directors

                                          William A. Boeger, Chairman
                                          Thomas M. Gibson
                                          Judith A. Hemberger, Ph.D.

     The foregoing sections entitled Compensation Committee Report, Audit Committee Report and Common Stock Performance Graph shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates them by reference in any such document.

                      PROPOSAL 2: APPROVAL OF AMENDMENT TO
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Cell Pathways, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board and approved by the stockholders in 1997. As discussed below, the stockholders are being asked at the Annual Meeting to approve an amendment to the Directors' Plan which increases the size of the automatic non-discretionary awards of stock options under the Directors' Plan, provides a one-time grant of stock options to current non-employee directors who continue to serve beyond the Annual Meeting, and increases the overall number of shares authorized to be made the subject of stock options pursuant to the Directors' Plan.

THE CURRENT DIRECTORS' PLAN

     The Directors' Plan authorizes a total of 453,925 shares of Common Stock to be made the subject of stock options under the Directors' Plan, including all options granted since its inception in 1997. From inception of the Directors' Plan in 1997 through March 1, 2002, options have been granted in respect of 256,011 shares, options have been exercised in respect of 22,393 shares, options have been cancelled in respect of 33,287 shares, and options are outstanding in respect of 200,331 shares. As of March 1, 2002, the number of shares remaining available for stock option grants under the Directors' Plan is 231,201.

     The Directors' Plan currently provides for automatic non-discretionary grants of stock options to non-employee members of the Board as follows: an inaugural grant of an option to purchase 18,157 shares, automatically awarded to each non-employee director who is first elected a director after 1997, vesting during service in three equal annual installments; and an anniversary grant of an option to purchase 5,447 shares, automatically awarded on the date of each year's annual meeting of stockholders to each non-employee director who has served as a director for at least the prior year, vesting after one year of service.

PROPOSED AMENDMENT TO THE DIRECTORS' PLAN

     On December 19, 2001, the Board unanimously voted to amend the Directors' Plan to (a) increase the automatic non-discretionary inaugural grant of options to new non-employee directors to 50,000 shares, (b) increase the automatic non-discretionary anniversary grant of options to continuing non-employee directors to 10,000 shares, (c) provide a one-time grant of options, vesting over three years, for 31,843 shares to each current non-employee director who continues in service beyond the 2002 Annual Meeting; and (d) increase the number of shares authorized to be made the subject of stock options under the Directors' Plan by 450,000 to a total of 903,925 aggregate shares since the inception of the Directors' Plan. The stockholders of the Company are being asked at this meeting to approve this amendment.

     COMPARISON OF OPTIONS TO BE GRANTED UNDER CURRENT DIRECTORS' PLAN AND
                         UNDER AMENDED DIRECTORS' PLAN

                                                                  CURRENT            AMENDED
CLASS OF PERSONS                                              DIRECTORS' PLAN    DIRECTORS' PLAN
----------------                                              ---------------    ---------------
Inaugural Grant, vesting over three years, to each new
  non-employee director.....................................   18,157 shares      50,000 shares
Anniversary Grant, vesting over one year, to each
  non-employee director who has served at least one year and
  is continuing beyond an annual meeting....................    5,447 shares      10,000 shares
One-time grant, vesting over three years, to each
  non-employee director who continues beyond the 2002 Annual
  Meeting of Stockholders...................................        0 shares      31,843 shares

     The reasons for increasing the number of shares authorized to be made the subject of stock options awarded under the Directors' Plan are competitive. The Company is actively engaged in the process of augmenting its Board of Directors with individuals with extensive industry experience and believes that the proposed amendment to the Directors' Plan to increase the size of the inaugural and anniversary grants will materially assist in this effort. The increase in the numbers of shares authorized to be made subject to stock options is intended to meet the needs of the Directors' Plan for another five years beyond the Annual Meeting.

GENERAL DESCRIPTION OF THE DIRECTORS' PLAN

     The principal features of the Directors' Plan are summarized below. This summary is qualified in its entirety by reference to the Directors' Plan itself. The text of the Directors' Plan is on file with the Securities and Exchange Commission and is available from the Commission's Edgar database over the Internet. A copy of the Directors' Plan may be obtained by writing to the Secretary of the Company.

     The Directors' Plan provides for the automatic non-discretionary grant of non-statutory stock options to non-employee directors in the amounts discussed above. The Board administers the Directors' Plan but has the authority to delegate administration of the Directors' Plan to a committee of the Board. The terms of stock options granted under the Directors' Plan may not exceed 10 years. The exercise price of options granted under the Directors' Plan is not less than 100% of the fair market value of the stock. The payment of the exercise price of an option may be made by cash or, under certain circumstances, by tender of common stock of the Company owned by the optionee, or by a combination of both. An option may also be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of the shares. Options awarded pursuant to an inaugural grant under the Directors' Plan vest in equal annual installments over three years of service. Options awarded pursuant to anniversary grants under Directors' Plan vest after one year of service.

     Generally, no stock option may be transferred by the optionee other than by will or the laws of descent or distribution, provided that an optionee may designate a third party who may exercise the option following the optionee's death. An optionee who no longer renders services to the Company or any affiliate in any capacity has a twelve month period in which to exercise any options which were vested at the time of termination of service.

     Shares subject to stock options that have expired or otherwise terminated without having been exercised in full again become available for the grant of options under the Directors' Plan. Upon certain changes in control of the Company, all outstanding options under the Directors' Plan shall have the time at which they may be exercised in full be accelerated and the options terminated if not exercised prior to such change in control. In some instances the Company is required to make a cash payment in settlement of accelerated but unexercised options that have terminated due to the change in control.

FEDERAL TAX CONSEQUENCES

     The federal income tax consequences of the issuance and exercise of stock options under the Directors' Plan are, in general, as follows. At the time of receiving a stock option, the non-employee director experiences no taxable income and the Company receives no tax deduction. Under the Internal Revenue Code, the options granted are considered non-statutory stock options. When a non-employee director exercises such a non-statutory stock option, the non-employee director generally will be taxed at ordinary income rates on the difference between the exercise price of the option and the higher fair market value of the stock on the date of exercise. The Company receives a tax deduction equivalent to the income recognized by the non-employee director. Upon sale of stock acquired upon exercise of a non-statutory stock option, the gain, if any, experienced by the non-employee director is considered capital gain; this gain is taxed at the lower long-term rates or the higher short-term rates depending upon how long the stock has been held; the Company receives no tax deduction upon such sale.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1997 CELL PATHWAYS, INC. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. The affirmative vote of a majority of eligible votes cast, excluding abstentions, is required for approval of the amendment. Brokers who have not received voting instructions from beneficial owners by ten days prior to the Annual Meeting are permitted to vote the shares of such holders in their discretion, subject to any instructions subsequently given by such holders prior to the Annual Meeting.

                              INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP, independent accountants, has audited the Company's accounts since the inception of the Company. Arthur Andersen LLP has audited the financial statements included in the Company's Annual Report for 2001 sent to stockholders and Form 10-K for the year ended 2001 filed with the Securities and Exchange Commission on March 22, 2002. Representatives of Arthur Andersen LLP have been invited to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. In light of recent developments affecting Arthur Andersen LLP, the Audit Committee of the Board has under review, and continues to consider, selection of an audit firm for the year 2002.

                                 OTHER BUSINESS

     The Board knows of no other business which will come before the Annual Meeting. If any other matters shall properly come before the Annual Meeting, your authorized proxies will vote on such matters in accordance with their best judgment on such matters.

     The Bylaws of the Company provide that no business may be conducted at an annual meeting unless properly brought before the meeting. For business to be properly brought before an annual meeting, it must be specified in the notice of meeting, be otherwise brought before the meeting by or at the direction of the Board, or be otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing which must be received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the sixtieth (60th), and not earlier than the close of business on the ninetieth (90th), day prior to the anniversary of the preceding year's annual meeting, which for the 2003 Annual Meeting would mean between February 28 and March 30, 2003, subject to adjustment if the meeting date is substantially changed from the date in 2002. The stockholder's notice to the Secretary must set forth with respect to each proposed matter a brief description of the matter, the reasons for conducting the business at an annual meeting, the name and address of the proposing stockholder as they appear on the books of the Company, the number of shares beneficially owned by the proposing stockholder, any material interest of the stockholder in the matter proposed, and any other information required to be provided pursuant to Regulation 14A under the Securities Exchange Act of 1934. The chairman of an annual meeting shall determine whether proposed business is properly brought before the meeting. Generally speaking, if the Company has not received notice of a matter prior to the close of business on the sixtieth day prior to an annual meeting, proxies received by the Company with respect to such annual meeting may, and unless otherwise directed, confer discretionary voting with respect to such matter.

                             COSTS OF SOLICITATION

     The Company will pay the costs of soliciting proxies, including printing, handling and mailing of this Proxy Statement, the proxy and related material furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, custodians, nominees and fiduciaries holding shares of Common Stock in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding proxy material to the beneficial owners. Certain officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph, facsimile or in person. These persons will receive no extra compensation for their services.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2003 annual meeting of stockholders must be received by the Secretary of the Company no later than December 23, 2002 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors

                                          Martha E. Manning
                                          Secretary

Horsham, Pennsylvania
April 22, 2002

                                                                      APPENDIX 1
                              CELL PATHWAYS, INC.

                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           ADOPTED ON OCTOBER 14, 1997

                           AMENDED AS OF JUNE 22, 1998

                       PROPOSED AMENDMENT ON MAY 29, 2002

1.    Purpose.

      (a) The purpose of the 1997 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Cell Pathways, Inc., a Delaware corporation (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

      (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

      (c) The Company, by means of the Plan, seeks to secure and retain the services of persons capable of serving as Non-Employee Directors of the Company, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.    Administration.

      (a) The Plan shall be administered by the Board of Directors of the Company (the "Board").

      (b) The Board may delegate administration of the Plan to a committee composed of one (1) or more members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.    Shares Subject to the Plan.

      (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Nine Hundred Three Thousand Nine Hundred Twenty-Five (903,925) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    Eligibility.

      Options shall be granted only to Non-Employee Directors of the Company.


5.    Non-Discretionary Grants.

      (a) Each person who is a Non-Employee Director on the date that the registration of the initial offering of the Company's common stock for sale to the public becomes effective (the "Effective Date") automatically shall be granted an option to purchase Five Thousand Four

Hundred Forty-Seven (5,447) shares of common stock of the Company on the terms and conditions set forth herein.

      (b) Each person who is, after the Effective Date and before the 2002 Amendment Date (as defined below), elected for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase Eighteen Thousand One Hundred Fifty-Seven (18,157) shares of common stock of the Company on the terms and conditions set forth herein.

      (c) On the date of each Annual Meeting of Stockholders of the Company, commencing with the Annual Meeting of Stockholders occurring in 1998, and before the 2002 Amendment Date, each person who has then been a Non-Employee Director for a period of at least three hundred sixty five (365) days automatically shall be granted an option to purchase Five Thousand Four Hundred Forty-Seven (5,447) shares of common stock of the Company on the terms and conditions set forth herein.

      (d) Each person who, on or after the date on which the stockholders approve the 2002 amendment of the Plan (the "2002 Amendment Date"), is elected for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase Fifty Thousand (50,000) shares of common stock of the Company on the terms and conditions set forth herein.

      (e) Each person who is serving as a Non-Employee Director prior to and as of the 2002 Amendment Date and who is to continue as a Non-Employee Director after the 2002 Amendment Date shall receive an option on the 2002 Amendment Date to purchase Thirty-One

Thousand Eight Hundred Forty Three (31,843) shares of common stock of the Company on the terms and conditions set forth herein.

      (f) On the date of each Annual Meeting of Stockholders of the Company, commencing with the Annual Meeting of Stockholders occurring on the 2002 Amendment Date, each person who has then been a Non-Employee Director for a period of at least three hundred sixty-five (365) days automatically shall be granted an option to purchase Ten Thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein.

6. Option Provisions.

      Each option shall contain the following terms and conditions:

      (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's continuous service with the Company, whether as a Director, or if his or her status changes, as an employee of or consultant to the Company or any Affiliate of the Company, terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of service. In any and all circumstances, an option may be exercised following termination of the optionee's service with the Company and all Affiliates of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).

      (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted. For purposes of the Plan, "fair market value" means, as of any date, the value of the common stock of the Company determined as follows:

            (i) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

            (ii) In the absence of such markets for the common stock, the fair market value shall be determined in good faith by the Board.

            Notwithstanding the foregoing, for purposes of options granted pursuant to subparagraph 5(a), "fair market value" shall mean the price per share at which shares of common stock are first sold to the public in the Company's initial public offering as specified in the final prospectus with respect to that offering.

      (c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

            (i) Payment of the exercise price per share in cash at the time of exercise; or

            (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding the date of exercise; or

            (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

      Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

      (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative, unless otherwise specified in the option, in which case the option may be transferred upon such terms and conditions as are set forth in the option, as the Board or the Committee shall determine in its discretion, including (without limitation) pursuant to a "domestic relations order." Notwithstanding the foregoing, the person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

      (e) Options granted under the Plan shall vest and become exercisable as follows:

            (i) An option granted pursuant to subparagraph 5(a) shall be fully vested and exercisable on March 31, 1998, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Director of the Company or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully vested and exercisable in accordance with its terms.

            (ii) An option granted pursuant to subparagraph 5(b), 5(d) or 5(e) shall become vested and exercisable in three equal annual installments occurring on the first through third anniversary dates of the date of grant of the option, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Director of the Company or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become vested and exercisable with respect to such installment in accordance with its terms.

            (iii) An option granted pursuant to subparagraph 5(c) or 5(f) shall be fully vested and exercisable one year after the date of grant of the option, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Director of the Company or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully vested and exercisable in accordance with its terms.

      (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

      (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.    Covenants of the Company.

      (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.    Use of Proceeds from Stock.

      Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.    Miscellaneous.

      (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

      (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall impair any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director.

      (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through such Non-Employee Director, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for such Non-Employee Director pursuant to any previous option grant.

      (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal, is made available to the Company for timely payment of such tax.

10.   Adjustments upon Changes in Stock.

      (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, and the outstanding options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

      (b) In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (a) where no person within the meaning of subsection (3) below becomes the "beneficial owner" (as defined below) of 20% or more of the resulting voting power and where the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or controlling entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or controlling entity outstanding immediately after such merger or consolidation or (b) (without derogating from the power of the Board or Committee in other situations) which the Board or Committee determines should not, because of the nature and purpose of the transaction, have the effect of accelerating the vesting, exercisability and termination of options under this subsection, or (3) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least twenty percent (20%) of the combined voting power entitled to vote in the election of directors, then the vesting and exercisability of all outstanding options shall be accelerated prior to such event and the options terminated if not exercised (if applicable) after such acceleration and at or prior to such event.

11.   Amendment of the Plan.

      (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy any Nasdaq or securities exchange listing requirements.

      (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.   Termination or Suspension of the Plan.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the tenth (10th) anniversary of its adoption by the Board. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

      (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.   Effective Date of Plan; Conditions of Exercise.

      (a) The Plan shall become effective upon adoption by the Board of Directors, approval by the Stockholders of the Company and the Effective Date of the Initial Public Offering.

      (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

                               CELL PATHWAYS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS


/X/   PLEASE MARK VOTES
      AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 2002


     The undersigned stockholder of Cell Pathways, Inc., a Delaware corporation ("CPI"), hereby acknowledges receipt of the Notice of the 2002 Annual Meeting of Stockholders and Proxy Statement of CPI, and hereby appoints Robert J. Towarnicki, Brian J. Hayden and Martha E. Manning, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of CPI, to be held at the Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania, on May 29, 2002, at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote if then and there personally present, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Proposal 1:

                                           FOR             WITHHOLD         FOR ALL
                                           ALL             FOR ALL          NOMINEES
                                         NOMINEES          NOMINEES         EXCEPT

      Election of Directors:               / /               / /              / /


D. BRUCE BURLINGTON, M.D.              PAUL J. DUGGAN


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL NOMINEES EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-----------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.


                                           FOR             AGAINST          ABSTAIN
Proposal 2:
    Approval of Amendment to the 1997      / /               / /              / /
    Non-Employee Directors' Stock
    Option Pan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED ABOVE.



UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE CPI ANNUAL MEETING, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING SUCH PROXIES.


Please be sure to sign and date            Date
this Proxy in the box below.
-----------------------------------------------------------------------------

-----------------------------------        ----------------------------------
   Stockholder sign above                     Co-holder (if any) sign above


--------------------------------------------------------------------------------
  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                               CELL PATHWAYS, INC.

      Signature should be exactly as your name(s) appear on proxy. If stock is held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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